Exhibit 3.29

CERTIFICATE OF FORMATION

OF

GALAXY OPERATIONS, LLC

1.             The name of the limited liability company is Galaxy Operations, LLC.

2.             The address of its registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle.  The name of its registered agent at such address is The Corporation Trust Company.

3.             The Certificate of Formation shall become effective on September 26, 2001.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of this 26th day of September 2001.

/s/ Leigh Elixson
Name: Leigh Elixson
Title: Authorized Person

CONSENT TO USE OF SIMILAR NAME

GALILEO OPERATIONS, LLC

Galileo International, Inc., a corporation formed in the State of Delaware, consents to the use of the name Galileo Operations, LLC to be used in the State of Delaware under Delaware Limited Liability Company Act.

IN WITNESS WHEREOF, the undersigned has executed this Consent of this 17th day of October 2001.

/s/ Richard Meisner
Name: Richard Meisner
Title: Assistant Secretary

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF FORMATION
OF
GALAXY OPERATIONS, LLC

1.                                       The name of the limited liability company is Galaxy Operations, LLC.

2.                                       Article One of The Certificate of Formation of the limited liability company is hereby amended as follows:

The name of the limited liability company is Galileo Operations, LLC

3.                                       This Certificate of Amendment shall be effective on October 18, 2001.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of this 18th day of October, 2001.

/s/ Leigh Anne Elixson
Name: Leigh Anne Elixson
Title: Authorized Person

CERTIFICATE OF AMENDMENT

OF

GALILEO OPERATIONS, LLC

It is hereby certified that:

1.     The name of the limited liability company (hereinafter called the “limited liability company”) is GALILEO OPERATIONS, LLC.

2.     The certificate of formation of the limited liability company is hereby amended by striking out the statement relating to the limited liability company’s registered agent and registered office and by substituting in lieu thereof the following new statement:

“The address of the registered office and the name and address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are Corporation Services Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808.”

Signed on June 24, 2002.

/s/ Lynn Feldman
Name: Lynn Feldman
Title: Assistant Secretary